EXHIBIT (8)(d)(1)
AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT (BLACKROCK)
AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
BETWEEN MERRILL LYNCH VARIABLE SERIES FUND, INC., AND
MERRILL LYNCH LIFE INSURANCE COMPANY
     THIS AMENDMENT, effective the 4th day of March 2005, by and among FAM Variable Series Funds, Inc. (formerly Merrill Lynch Variable Series Funds, Inc.), a Maryland corporation (the “Fund), FAM Distributors, Inc. (the “Underwriter”) and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 3, 1995, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Fund, the Underwriter and the Company desire to amend Schedule A and B to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule(s) A and B to the Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto.

2.	Effectiveness. The revised Schedule(s) A and B of the Agreement shall be effective as the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FAM VARIABLE SERIES FUNDS, INC. (formerly Merrill Lynch Variable Series Funds, Inc.)		MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	By:	/s/ Kirsty Lieberman
Name:		Name:	Kirsty Lieberman

Title:		Title:	VP & Senior Counsel

Date:		Date:	July 26, 2006

FAM DISTRIBUTORS, INC.

By:	/s/ [ILLEGIBLE]
Name:

Title:

Date:

Schedule A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Merrill Lynch Life Variable Annuity Separate Account A
Merrill Lynch Life Variable Annuity Separate Account B
Merrill Lynch Life Variable Annuity Separate Account C
Merrill Lynch Life Variable Annuity Separate Account
Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Prime Plan
Merrill Lynch Directed Life, Merrill Lynch Directed Life 2
Merrill Lynch Investor Life, Merrill Lynch Investor Life Plus
Merrill Lynch Estate Investor I and Estate Investor II
Merrill Lynch Legacy Power
Merrill Lynch Portfolio Plus
Merrill Lynch Retirement Plus
Merrill Lynch Retirement Power
Merrill Lynch Retirement Optimizer
Merrill Lynch Investor ChoiceSM Annuity
Contract No. ML-VA-010
As of March 4, 2005

Schedule B
FUNDS AVAILABLE UNDER THE CONTRACTS
FAM Variable Series Funds, Inc. (formerly Merrill Lynch Variable Series Fund, Inc.)
Mercury American Balanced V.I. Fund
Mercury Basic Value V.I. Fund
Mercury Core Bond V.I. Fund
Mercury Domestic Money Market V.I. Fund
Mercury Fundamental Growth V.I. Fund
Mercury Global Allocation V.I. Fund
Mercury Global Growth V.I. Fund
Mercury Government Bond V.I. Fund
Mercury High Current Income V.I. Fund
Mercury Index 500 V.I. Fund
Mercury International Value V.I. Fund
Mercury Large Cap Core V.I. Fund
Mercury Large Cap Growth V.I. Fund
Mercury Large Cap Value V.I. Fund
Mercury Value Opportunities V.I. Fund
Mercury Utilities and Telecommunications V.I. Fund
As of March 4, 2005